                                                                    EXHIBIT 4(a)
                           UNION PLANTERS CORPORATION

                             OFFICERS' CERTIFICATE


         Pursuant to Sections 301 of the Indenture:

         Each of the undersigned officers of Union Planters Corporation, a Tennessee corporation (the "Company"), does hereby certify as follows:

         The undersigned, having read the Indenture, dated as of October 15, 1993 (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), including Sections 301 and 303 thereof, and the definitions in each Indenture relating thereto, and other corporate documents and records, and having made such examination or investigation as each considers is necessary to enable the undersigned to express an informed opinion, certify that the terms of the series of the Securities to be entitled the 6 3/4% Subordinated Notes Due 2005 of the Company (the "Series") have been established under the Indenture by means of and in accordance with the Board Resolution (as defined in the Indenture) attached as Annex A hereto, all conditions precedent provided for in the Indenture relating to the establishment of such Series having been complied with, and, in the opinion of the undersigned, Sections 301 and 303 of the Indenture have been complied with in the establishment of the terms of such Series.

         The undersigned further certify that, to the best of our knowledge, no Event of Default with respect to such Series has occurred and is continuing.

         IN WITNESS WHEREOF, each of the undersigned has placed his hand this 2nd day of November, 1995.



                            /s/ Jack W. Parker
                            ----------------------------------------------------
                            Jack W. Parker
                            Executive Vice President and Chief Financial Officer


                            /s/ E. James House, Jr.
                            ----------------------------------------------------
                            E. James House, Jr.
                            Secretary

                                                                    Attachment A

         FURTHER RESOLVED, that Union Planters is hereby authorized to issue and sell $100 million of its Subordinated Notes, the terms and conditions of which include the following as established by this resolution, as contemplated by Section 301 of the Indenture:

                 (1) the title of the notes shall be "6 3/4% Subordinated Notes Due 2005";

                 (2) the 6 3/4% Subordinated Notes due 2005 (the "Notes") shall be deemed to be of one series for all purposes of the Indenture, and the limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 or the terms of the Notes) shall be $100 million; provided, however, that there shall be no limit upon the aggregate principal amount of securities of a separate series that may be authenticated and delivered under the Indenture;

                 (3) the Notes are to be initially issued in global form in accordance with Section 203 of the Indenture, and The Depository Trust Company is hereby designated as the depository of the Notes in global form;

                 (4) any Notes issued in global form shall be dated the date of original issuance of all Notes;

                 (5) the Notes will mature on November 1, 2005, and all principal of the Notes shall be payable on that date;

                 (6) the Notes shall bear interest at the rate of 6 3/4% per annum (calculated on a 360-day year of twelve 30-day months); such interest shall accrue from November 7, 1995; accrued interest shall be payable in arrears on the 1st day of May and the 1st day of November until maturity, commencing on May 1, 1996, and ending on November 1, 2005; the Interest Payment Dates (as defined in the Indenture) for any interest payable on the Notes shall be May 1 and November 1 of each year, and the Regular Record Dates (as defined in the Indenture) for any interest payable on Registered Securities shall be April 16th and October 17th of each year;

                 (7) subject to the provisions of Sections 1002 and 105 of the Indenture, the principal of and interest on the Notes shall be payable at the principal corporate trust office of the Trustee in the Borough of Manhattan, in the City of New York, at the principal executive office of Union Planters at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, or as may be designated from time to time under the Indenture (each, a "Place of Payment"); any exchange of Registered Securities, subject to the terms of the Indenture, shall be made at any Place of Payment maintained for the subject series of Notes or as may be designated from time to time under the Indenture; and notices and demands to or upon Union Planters in respect of the Notes and the Indenture may only be served upon Union Planters at its principal executive office at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018;

                 (8)  the Notes are not redeemable in whole or in part;

                 (9) Union Planters has no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, or to make any sinking fund or analogous deposits in respect of the Notes;

                 (10) Notes may be issued only in denominations of $1,000 or integral multiples thereof as provided in Section 302 of the Indenture;

                 (11) upon declaration of acceleration of the maturity of the Notes pursuant to Section 502, the principal amount of the Notes shall be payable;

                 (12) payment of the principal of (or premium, if any) or interest in respect of the Notes shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

                 (13) Union Planters may not elect to pay the principal of (or premium, if any) or interest in respect of the Notes in a coin or currency other than that in which the Notes are stated to be payable;

                 (14) the amount of payments of principal of (or premium, if any) or interest on the Notes shall not be determined with reference to any index or formula, or other method, but shall be fixed as aforesaid;

                 (15) The First National Bank of Chicago shall be the initial Security Registrar, the Paying Agent and the Authenticating Agent (each as defined in the Indenture);

                 (16) the Notes shall be subordinated as to payment of principal (and premium, if any) and interest and for all other purposes to all Senior Indebtedness of Union Planters (as defined in the Indenture) in accordance with the Indenture and, in particular, Article Fourteen thereof.

         FURTHER RESOLVED, that the certificate(s) representing the Notes, whether in global form, shall have the form attached hereto as Attachment B, and the same is hereby adopted and designated as the form of certificate of the Notes in global form, pursuant to Section 201 of the Indenture;